Exhibit 10.2

                                  WG CONTROLS, INC.

                                 EMPLOYMENT AGREEMENT
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          BY THIS AGREEMENT, made this 1st day of January, 1998, WG
          Controls, Inc., an Illinois corporations ("Company") and James M. Gleason ("Employee"), in consideration of mutual benefits set forth herein, hereby agree as follows:

               1.   Employment.  The Company hereby employs the Employee
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          and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

               2.   Term.  Subject to the provisions for the termination as
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          hereafter provided, the term of this Agreement shall begin on the date hereof and shall terminate on December 31, 2002.
          Thereafter, this Agreement shall be automatically renewed for two
          (2) successive one-year terms unless either party notifies the other of non-renewal at least 30 days prior to the expiration of the then current term. The compensation and other benefits provided for herein shall be subject to annual review by the Company's Board of Directors.

               3.   Compensation.  For all services rendered by the
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          Employee under this Agreement, the Company shall compensate the
          Employee by paying the Employee the sum of the following (subject to any applicable withholding):

               (i) $150,000 per year payable in equal installments in accordance with the Company's normal payroll policies (called "Regular Compensation");

               (ii) Such bonus (known as "Override", as a term of art for this industry), if any, for each calendar month during which Employee's employment continues, based on the Company's Commission Receipts, net of any adjustments by customer(s), representing the monthly cash received for Commission Revenues previously generated on an accrual basis (i.e., accounts receivable collections), on sales made to purchasers where the purchase originated in a location of a purchaser located within the following states or parts thereof, as so designated hereafter: Southern Wisconsin, Illinois, Indiana, Michigan, Ohio, Missouri, Iowa, Nebraska and Kansas ("Commission Receipts") for the month multiplied by five percent (5%), to be paid within 20 calendar days of the previous month's end (the "Override Bonus").

               (iii) In addition, a one time $60,000 cash bonus payable over the course of the first year of employment as cash flow allows.

               In the event of certain early terminations of this Agreement as provided hereafter, compensation payable to the Employee shall (unless otherwise stated) be limited to amounts Fully Accrued. The term "Fully Accrued" means (a) as to Regular Compensation, the percentage of a year's Regular Compensation as shall equal the percentage of the year which has expired on the termination date, and (b) as to Override Bonus, only that Override Bonus which has been earned as of the month end previous to the termination date.

               4.   Duties.  The Employee is engaged as President.  The
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          precise services of the Employee may be extended or curtailed, from time to time, at the direction of the Company. The Employee also shall perform such corporate development services for the Company's parent corporation and affiliates as the Company's Board of Directors may specify from time to time, without additional compensation.

               5.   Extent of Services.  The Employee shall devote the
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          Employee's entire  time, attention and energy to  the business of the Company, and shall not, during the term of this Agreement, engage in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing Employee's assets in such form or manner as will not require services on the part of Employee in the operation or the affairs of the company in which investments are made.

               6.  Expenses. The Employee is authorized to incur reasonable
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          expenses  for promoting  the business  of the  Company, including
          expenses  for  travel  and  similar  items.    The  Company  will
          reimburse the Employee for all such expenses upon presentation by the Employee, from time to time, of an itemized account of such
          expenditures   in   accordance   with   the   Company's   expense
          reimbursement policies.

               7.  Fringe Benefits. The Employee shall enjoy to the  extent
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          eligible  the same fringe benefits as provided generally to other
          senior  executives   of  Company,   including  health   and  life
          insurance.    The Company  will  maintain  such health  and  life
          insurance with benefits at a minimum consistent with the existing Company health and life insurance. Furthermore, the Company will develop a plan offering the benefit of a deferred compensation arrangement, commonly referred to as a "401(K) Plan" whose contributions and benefits structure will at a minimum be consistent with the existing Synaptx Impulse, Inc. (F/K/A Maxwell Partners, Inc.) Retirement Savings Plan by February 15, 1998.

               8.   Vacation. The Employee shall be entitled, in accordance
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          with policy,  each year to 10  holidays, 10 vacation  days and 10 personal days, during which time the Employee's compensation shall be paid in full.

               9.   Termination.
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                    (i)  Without Cause.  Without cause, the Company may
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          terminate this Agreement at any time upon 30 days' written notice
          to the Employee.   In such event, the  Employee shall continue to
          receive Regular Compensation throughout the original or any one 0year renewal term as more fully explained in Section 2 of this Agreement, which shall not be less than six (6) months of such Regular Compensation, unless taking place during the original term of this agreement in which case it shall be not less than one (1) year of such Regular Compensation, but the Employee shall be entitled to Override Bonus only to the extent Fully Accrued as of the prior month's end on the date of termination.

                    (ii) With Cause.  The Company may terminate the
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          employment of  the  Employee hereunder  immediately upon  written notice thereof in the event of material fraud or dishonesty or willful neglect of duties by the Employee in connection with his employment or if the Employee is convicted of a felony. In such event, the Company shall pay the Employee only such compensation as shall have Fully Accrued on the date of termination.

                    (iii) Termination by Employee.  The Employee may
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          1terminate this Agreement at any time upon 30 days' prior written
          notice to  the Company.   In such  event, the  Employee shall  be
          entitled to receive his or her compensation only to the extent Fully Accrued on the date of termination.

               10. Death During Employment. If the Employee dies during the
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          term of this Employment  Agreement, the Company shall pay  to the estate of the Employee the compensation which would be Fully Accrued as of the end of the calendar month in which his death occurs.

               11. Non-Disclosure. Employee hereby agrees with Company that
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          Employee  will  keep  confidential   any  and  all   confidential
          information  of the Company,  including Company's know-how, trade
          secrets,  customer   lists,  and  other  information,   data  and
          proprietary information relating to Company's business (herein called "Proprietary Information") and will not at any time, without prior written consent of Company, disclose or make known
          or  allow  to  be  disclosed   or  made  known  such  Proprietary
          Information to any person, firm, corporation, or other business entity other than Company and persons or entities designed by
          Company.   This provision  shall survive the  termination of this
          Agreement.

               12.  Notices.  Any notice required or permitted to be given
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          under  this Agreement shall be sufficient if in writing, and sent by certified mail or hand delivery to the Employee's residence in the Employee, or to the principal office in case of the Company.

               13. Waiver of Breach. The waiving by the Company of a breach
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          of  any provision  in this  Agreement by  the Employee  shall not operate or be construed as a waiver of any subsequent breach by the Employee.

               14.  Assignment.  The rights and obligation of the Company
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          under  this  Agreement shall  inure to  and  be binding  upon the successors, assigns and corporate owners of the Company.

               15.  Entire Agreement.  This instrument contains the entire
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          agreement of  the  parties.   It may  not be  changed or  altered
          except by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

               16.  Attorney's Fees.  In the event of any litigation or
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          arbitration  proceeding  arising  out   of  this  Agreement,  the
          prevailing party shall be entitled to reasonable attorney's fees and expenses from the losing party, whether incurred before suit is brought, before or at trial or the arbitration proceeding, on appeal or in insolvency proceedings.

               17.  Governing Law.  This Agreement shall be governed by and
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          construed and enforced in  accordance with the laws of  the State of Illinois, exclusive of conflicts of law.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


               WG CONTROLS, INC.("COMPANY")            EMPLOYEE
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               /s/ Shirley Gleason                     /s/ James M. Gleason
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               Shirley Gleason, Secretary                 James M. Gleason
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